CONSENT OF INDEPENDENT AUDITORS




Re: National Asset Management Core Equity Fund


Dear Sir or Madam:

We hereby consent to the reference to our firm in the prospectus dated June 1, 1999 of the above-referenced fund under the caption "Advisor Investment Returns."


                                               Crowe, Chizek and Company LLP


Louisville, Kentucky
May 19, 1999